RELEASE AGREEMENT
1.  PARTIES:  The parties to this Release Agreement
(referred to hereafter as "Agreement") are Wallace C.
Solberg (referred to hereafter as "Mr. Solberg") and Northrop Grumman Corporation (referred to hereafter as
"Northrop Grumman" or "the Company").

2. COMPLETE RELEASE: In consideration of the promises contained herein and in the attached Memorandum of Agreement which is incorporated herein by reference, and for other good and valuable consideration the receipt of which is hereby acknowledged, Mr. Solberg does hereby acknowledge full and complete satisfaction of and does hereby agree to release, absolve and discharge Northrop
Grumman, its subsidiaries, affiliated and related companies, past, present and future, and each of them, as well as its and their employees, officers, directors, and agents (collectively referred to hereafter as "Releases"), past and present, and each of them, from all claims, causes of action, demands, damages or costs he may have against Releasees on behalf of himself or others arising out of or relating to his employment with Northrop Grumman or the termination of such employment.

2.1 This waiver and release includes, but is not limited to, any rights, claims, causes of action, demands, damages or costs arising under the Age
Discrimination in Employment Act, which prohibits discrimination in employment based on age; Title
VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, religion, sex or national origin; the California Fair Employment and Housing Act, which prohibits discrimination in employment based on race, color, religion, sex, national origin, ancestry, physical handicap, medical condition, marital status or age; the Americans with Disabilities Act, which prohibits discrimination in employment based on disability; or any other federal, state or local laws or regulations prohibiting employment discrimination or retaliation whether such claim be based upon an action filed by Mr. Solberg or by a governmental agency.

2.2 This waiver and release also includes, but is not limited to, any rights, claims, causes of action, demands, damages or costs arising under or in relation to Northrop Grumman's employee handbook and personnel policies, or any oral or written representations or statements made by officers, directors, lawyers, employees or agents of Northrop Grumman, past and present, and each of them, or under any state or federal law regulating wage, hours, compensation or employment, or any claim for severance benefits under any Company severance plan, or any claim for retaliation, wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, or defamation.

2.3 This waiver and release also includes, but is not limited to, any rights, claims, causes of action, demands or costs arising under the federal False Claims Act.

2.4 This release covers both claims that Mr. Solberg knows about and those he may not know about. Mr.
Solberg hereby specifically waives and relinquishes all rights and benefits provided by Section 1542 of the Civil Code of the State of California, and does so understanding and acknowledging the significance of this specific waiver of Section 1542. Section
1542 of the Civil Code of the State of California states as follows:
"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

2.5 Notwithstanding the provisions of Section 1542 and for the purpose of implementing a full and complete release, Mr. Solberg expressly acknowledges that this Agreement is intended to include all claims which he does not know or suspect to exist in his favor at the time of his signature of the Agreement, and that this Agreement will extinguish any such claims.

2.6 Notwithstanding anything to the contrary herein, this Agreement does not waive or release: (i) any rights or claims which Mr. Solberg may have under the Age Discrimination in Employment Act which arise after the date he signs this Agreement; (ii) any rights or claims which Mr. Solberg may have for employee benefits pursuant to the terms of any of Northrop Grumman's retirement plans, the Northrop
Grumman Savings Plan, or any Northrop Grumman employee welfare benefit plan providing medical, surgical or hospital benefits; or (iii) any rights or claims Mr. Solberg may have for breach of this Agreement.

3. COVENANT NOT TO SUE: Mr. Solberg agrees and promises that he will not file any suit or action against Releasees with any court of law based upon the matters released in this Agreement. Mr. Solberg represents and warrants that he has not filed any suit or action relating to the matters herein as of the date he executes this Agreement.If Mr. Solberg violates this Agreement by filing such a lawsuit based on claims that he has released, Mr. Solberg agrees (1) to immediately return to Northrop Grumman all consideration provided to him pursuant to this Agreement, and (2) to pay all costs incurred by Releasees, including reasonable attorney's fees, in defending against Mr. Solberg's claims.

4. CONFIDENTIALITY: Mr. Solberg represents and agrees that he will keep the terms, amount and fact of this Agreement completely confidential, and that he will not hereafter disclose any information concerning this Agreement to anyone other than his immediate family, attorney(s) or accountant(s). Should Mr. Solberg choose to disclose any information concerning this Agreement to his immediate family, attorney(s) or accountant(s), Mr. Solberg represents and agrees that he will advise them that they will also be under an obligation to keep the terms, amount and fact of this Agreement completely confidential. Nothing in this Section shall prohibit
Mr. Solberg or his legal counsel or accountants from disclosing the facts, terms or amounts of this Agreement when required to do so by any court or administrative agency (including state or federal taxing authorities) or tribunal of appropriate jurisdiction.

5.  INDEMNIFICATION:   If Mr. Solberg, his estate, or his
current spouse (hereinafter referred to as "indemnitees") is made a party, or is threatened to be made a party, to any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Mr. Solberg was a Northrop Grumman officer and employee or by his action or inaction within the general scope of his employment, indemnitees (and each of them) shall be indemnified and held harmless by Northrop Grumman to the fullest extent authorized by the Delaware General
Corporation Law, as the same exists or may hereafter by amended, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by indemnitees in connection therewith.


6.  PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT; ADVICE OF COUNSEL:
Mr. Solberg agrees and understands that he has been given a period of twenty-one (21) calendar days from his receipt of this Agreement to review and consider this Agreement before signing it. Mr.
Solberg further understands that he may use as much of this review period as he wishes prior to signing; he can sign this Agreement at any time prior to the expiration of the twenty-one calendar day period. Mr. Solberg is advised and encouraged to consult with his own legal counsel prior to signing this agreement.

7. RIGHT TO REVOKE AGREEMENT: Mr. Solberg may revoke this Agreement within seven (7) calendar days of signing it. Revocation can be made by delivering a written notice of revocation to Mr. Marv Elkin, Corporate Vice President and Chief Human Resources, Communications and Administrative Officer, Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, CA 9067. For this revocation to be effective, written notice must be received by Mr. Elkin no later than 5:00 p.m. PST on the seventh calendar day after Mr. Solberg signs this Agreement. If Mr. Solberg revokes this Agreement, it shall not be effective or enforceable, and Mr. Solberg will not receive the benefits described in the attached Memorandum of Agreement.

8.  SEVERABILITY:   The provisions of the Agreement and the attached
Memorandum of Agreement are severable, and if any part of either document is found to be illegal or invalid and thereby unenforceable, the validity of the remaining parts, terms or provisions shall not be affected and shall remain fully enforceable. The unenforceable part, terms or provision, shall be deemed not to be a part of this Agreement or the Memorandum of Agreement.

9. SOLE AND ENTIRE AGREEMENT: This Agreement and the attached Memorandum of agreement which is incorporated herein by reference set forth the entire agreement between the parties hereto, and fully supersede any and all discussions, prior agreements or understandings between the parties hereto pertaining to the subject matter of this Agreement and the attached Memorandum of Agreement.

10. GOVERNING LAW: This Agreement and the attached Memorandum of Agreement shall be interpreted and enforced in accordance with the law of the State of California without regard to rules regarding conflicts of laws.
MR. SOLBERG ACKNOWLEDGES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS, CONFER WITH COUNSEL, AND TO CAREFULLY CONSIDER ALL OF THE PROVISIONS OF THIS AGREEMENT BEFORE SIGNING IT. HE FURTHER AGREES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT.
PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
DATED:	BY:


			NORTHROP GRUMMAN
CORPORATION
DATED:	BY:
		TITLE: